Exhibit 1.01

John Bean Technologies Corporation

Conflict Minerals Report

For The Calendar Year Ended December 31, 2015

This report for the calendar year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). Unless otherwise specified or indicated by the context, JBT Corporation, JBT, we, us, our and the Company refer to John Bean Technologies Corporation and its subsidiaries. In accordance with the Rule, the information presented in this report does not include products manufactured by businesses acquired after May 1, 2014.

JBT has reason to believe that some of the 3TGs1 present in its supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (collectively referred to as the “Covered Countries”). We are unable to determine the origin of the 3TGs in our products and therefore cannot exclude the possibility that some may have originated in the Covered Countries. For that reason, we are required under the Rule to submit to the Securities and Exchange Commission a Conflict Minerals Report (“CMR”) as an Exhibit to Form SD. In accordance with the instructions to Form SD, this CMR has not been audited by an independent private sector auditor.

Forward-Looking Statement

This report and other materials filed by JBT, as well as information in oral statements or other written statements made or to be made by us, contain statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. You can identify these forward-looking statements by the use of “seeks”, “approximately”, “predicts”, “intends”, “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “plans”, “estimates”, “anticipates”, “foresees” or the negative version of those words or other comparable words or phrases. Any forward-looking statements contained in this report are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Forward-looking statements are information of a non-historic nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s Annual Report on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

1. Company Overview

We are a leading global technology solutions provider to high-value segments of the food & beverage and air transportation industries. We design, manufacture, test and service technologically sophisticated systems and products for customers through our JBT FoodTech and JBT AeroTech segments.

_____________________________
1The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country. Gold, columbite-tantalite (coltan), cassiterite and wolframite, and their derivatives, tin, tungsten and tantalum are hereinafter referred to collectively as “3TGs.”

JBT FoodTech markets its solutions and services to multinational and regional industrial food and beverage companies. The product offerings of our FoodTech businesses include:
• Protein. JBT FoodTech provides comprehensive solutions to our Protein customers that include mixing/grinding, injecting, marinating, tumbling, portioning, coating, frying, and freezing for poultry, beef, pork and seafood, as well as ready-to-eat meals, fruits, vegetables, dairy, and bakery products.
• Liquid Foods. Our Liquid Foods portfolio includes fruit and juice solutions that extract, concentrate and aseptically process citrus, tomato and other fruits, vegetables, and juices. It also includes in-container solutions for the filling, closing and sterilization of fruits, vegetables, soups, sauces, dairy, and pet food products as well as ready-to-eat meals in a wide variety of modern packages. Strategic acquisitions completed in 2015 have added to our product portfolio significant capabilities in the dairy and juice sterilization and filling segments, as well as in customized skidded systems and tank and vessel manufacturing capabilities for a broad array of market segments.
• Automated Systems. JBT FoodTech provides fully integrated automated guided vehicle systems for repetitive material movement requirements, for example in manufacturing and warehouse facilities.

JBT AeroTech markets its solutions and services to domestic and international airport authorities, passenger airlines, airfreight and ground handling companies, military forces and defense contractors. The product offerings of our AeroTech businesses include:
• Mobile Equipment. JBT AeroTech’s portfolio of mobile air transportation equipment includes commercial and military cargo loading, aircraft deicing, aircraft towing, and ground aircraft power and cooling systems.
• Fixed Equipment. JBT AeroTech provides gate equipment for passenger boarding.
• Airport Services. JBT AeroTech includes the maintenance of airport equipment, systems, and facilities.

Our products may contain conflict minerals within the following components:

•	Tantalum, used in capacitors

•	Tin, used in soldered components

•	Tungsten, used in coatings, alloys, heating elements and electrodes

•	Gold, used in circuit boards, electrodes and electronic components

Our policy regarding Conflicts Minerals is posted on our website under “Investor Relations” “Corporate Governance” and may be accessed via the following link: http://ir.jbtcorporation.com/governance.cfm.

2. Description of Reasonable County of Origin Inquiry and Conclusion

We engaged Assent Compliance Inc. (“Assent”) to assist in developing our approach to conduct in good faith a reasonable country of origin inquiry (“RCOI”). Assent is a recognized software and consulting provider supporting companies’ regulatory compliance.

JBT’s RCOI employed a combination of measures to determine whether the necessary 3TGs in JBT products originated from the Covered Countries. JBT’s primary means of determining country of origin of necessary 3TGs was by conducting a supply chain survey through Assent with direct JBT suppliers using the EICC-GeSI Conflict Minerals Reporting Template (“CMRT”).

JBT began its scoping process by compiling a list of direct suppliers of materials for JBT’s businesses that were likely to source materials that might contain 3TGs. This list was then filtered to remove:

•	Suppliers of direct materials for all business units sourced prior to January 1, 2015

The first two questions in the CMRT used for JBT’s supply chain survey allowed for further scoping as they ask suppliers whether any of the 3TGs are intentionally added and if they are necessary to the functionality or production of their products. Assent conducted additional analysis of the supply chain and, in combination with supplier feedback, discovered that 90% of the suppliers surveyed remained in scope.

JBT surveyed its suppliers via the Assent Compliance Manager, a software platform licensed by JBT to log and track supplier communications. This platform also allows suppliers to upload completed CMRTs directly to the platform for assessment and management. In their responses, suppliers specified whether information was being provided at the company level or the product level. Non-responsive suppliers were contacted a minimum of three times by the Assent Compliance Manager and then were also managed by the Assent Compliance supply chain team in one-on-one communications. This included two follow ups from the supply chain team. For the 2015 reporting period, JBT received responses from 58.39%, of its in-scope suppliers. Of the 557 suppliers that provided a response, approximately 40.39% reported that their products contained 3TGs necessary to the functionality or production of their products.

Assent communications included training and education on the completion of the CMRT to assist suppliers in accurately completing the survey questions in the CMRT.

All of these communications were monitored and tracked in Assent's system for future reporting and transparency.

JBT’s survey process with Assent includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on the construction and relationship of the questions submitted to the suppliers in the CMRT. Suppliers must provide the minimum responses to the CMRT in order to determine the scope of applicability of the remaining CMRT questions – this aligns with the design of the CMRT itself. The remainder of the questions are then automatically assessed for consistency. All submitted forms are accepted and classified as valid or invalid, preserving all of the data submitted through Assent Compliance for record keeping purposes. Suppliers are contacted in regards to invalid forms and are strongly encouraged to resubmit a valid form. As of April 22, 2016, there were 501 valid supplier submissions.

As a result of its assessment, JBT has concluded in good faith that during calendar year 2015:

a)	JBT has manufactured or contracted to manufacture products as to which 3TGs are necessary to the functionality or production of such products.

b)
Based on its RCOI, JBT knows or has reason to believe that a portion of its necessary 3TGs originated or may have originated in the Covered Countries and knows or has reason to believe that those necessary 3TGs may not be from recycle or scrap sources.

3. Due Diligence Process and Results

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten. The 5 steps of Due Diligence are:

•	Establish Strong Company Management Systems

•	Identify and Assess Risk in the Supply Chain

•	Design and Implement a Strategy to Respond to Identified Risks

•	Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain though Assent compliance assistance and guidance.

•	Report on Supply Chain Due Diligence

3.1. Management Systems

Internal Team

JBT has established a management system for conflict minerals. Our management system includes a Conflict Minerals team sponsored by JBT’s executive management, as well as engineering and sourcing resources within JBT’s business segments. The Conflict Minerals Team includes subject matter experts from relevant corporate functions such as:

•	Controller

•	General Counsel

•	Manager, Corporate Sourcing and Logistics

The team is responsible for implementing our conflict minerals compliance strategy and is led by the Company’s Executive Vice President and Chief Financial Officer. Senior management is briefed about the results of our due diligence efforts on a regular basis.

Control Systems

As described above, we have has adopted a Conflict Minerals policy which is posted on our website at http://ir.jbtcorporation.com/governance.cfm.

As we do not typically have a direct relationship with 3TG smelters and refiners, and due to our position in the supply chain and limited insight into deeper levels of the supply chain, we are engaged and actively cooperate with other major manufacturers in the industry regarding 3TG sourcing matters.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have, through Assent, provided education with respect to conflict minerals regulation as well as our expectations for a continued business relationship, and leveraged the existing communications with our supplier base as is available.

Grievance Mechanism

We have an ethics hotline whereby employees can report violations of JBT’s policies. Employees are encouraged to reports concerns about compliance with policies to their managers, their human resources representative or company counsel unless they prefer to remain anonymous and utilize the hotline.

Maintain Records

We have adopted a policy to retain relevant documentation through Assent Compliance. Documentation will be retained for a minimum period of five years based on OECD guidance.

3.2 Identify and Assess Risk in the Supply Chain

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified DRC conflict-free pose a risk to the supply chain. In the Assent Compliance Manager (the software used in conjunction with the services of our third party service provider), risk is classified as either High, Medium or Low. This Risk rating is generated based on 3 scoring criteria:

•	Regulated Body: this assesses whether the smelter has an associated regulated body number (Smelter CID Number is the primary method).

•	Proximity:

◦
Level 1 Country: Countries with known active ore production for tin or tantalum that are not identified as conflict regions or plausible countries of smuggling or export of tin or tantalum containing materials. For example, a smelter located in North or South America, Australia or Europe.

◦
Level 2 Country: Known or plausible countries for smuggling, export out of Level 3 countries, or transit of materials containing tin or tantalum. This currently includes Kenya, Mozambique, and South Africa.

◦	Level 3 Country: The Covered Countries.

•	Certification: If the Smelter is certified DRC conflict-free via the CFSI or the LBMA Responsible Gold Programme.

We also calculate supplier risk based on the chances that the supplier provides 3TGs that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). At this stage, evaluating and tracking the strength of the program meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on the following CMRT questions:
A. Do you have a policy in place that includes DRC conflict-free sourcing?
E. Have you implemented due diligence measures for conflict-free sourcing?
H. Do you verify due diligence information received from your suppliers?
I. Does your verification process include corrective action management?

When suppliers meet or exceed those criteria, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

3.3 Design and Implement a Strategy to Respond to Identified Risks

In response to this risk assessment, we have a risk management plan, through which the conflict minerals program is implemented, managed and monitored.

As part of our risk management plan, to ensure suppliers understand our expectations we have provided both video, recorded training and documented instructions through Assent’s compliance supply chain staff. As the program progresses, contacts via email and phone by our business segments may be utilized to communicate the importance of a response via CMRTs to Assent and the required cooperation for compliance without conflict minerals policies will be emphasized.

We expect any of our suppliers that we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance. During calendar year 2015, we have found no instances where it was necessary to terminate a contract or find a replacement supplier.

3.4 Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with 3TG smelters and refiners and do not presently perform or direct audits of these entities within our supply chain. JBT depends on audits performed and submitted to the CFSI for conflict-free certifications.

3.5 Report Annually on Supply Chain Due Diligence

We report annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission.

4. Due Diligence Results

Certain of the responses provided by suppliers to the CMRT included the names of smelters or refiners. See Appendix A – Validated Smelter List. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the Conflict-Free Sourcing Initiative (“CFSI”), and, if a supplier indicated that the facility was certified as “Conflict-Free,“Assent confirmed that the name was listed as such by CFSI. Assent, using the sources above, has validated 319 smelters and refiners (“SORs”). Going forward, Assent is continuing to validate additional SORs from the submitted CMRTs.

The information that we received from a majority of our Direct Suppliers was at their company-wide level. Thus, the smelters or refiners identified by our Direct Suppliers contained in Appendix A below may contain smelters or refiners that processed conflict minerals that our Direct Suppliers supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether the smelters or refiners included in the tables below were used to process the conflict minerals necessary to the functionality or production of our products during calendar year 2015. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed above were the country of origin of conflict minerals in our products during calendar year 2015, and therefore also unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the third-party audits conducted by the CFSI, the LBMA and the information that we receive from our Direct Suppliers may yield inaccurate or incomplete information. For example, the information received from our Direct Suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the CFSI Conflict-Free Smelter Program or the LBMA Responsible Gold Programme and, as a result, are not responsible for the quality of these audits or the audit findings.

Appendix A to this CMR lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix A also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and CFSI.

Many of our surveyed suppliers are still unable to provide the smelters or refiners used for materials they supplied to us. Furthermore, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TGs.

As noted above, the current efforts focus on gathering smelter information via the CMRT and, as the program progresses, requiring full completion of all necessary smelter identification information which will enable the validation and disclosure of the smelters as well as the tracing of the 3TGs to their location of origin. Seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain.

We believe that the inquiries and assessment processes described above represent a reasonable effort to determine the origin of the 3TGs in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

5. Risk Mitigation and Program Improvement Steps

We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the Covered Countries:

a. Engage with suppliers through Assent and provide training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

b. Engage any of our suppliers found to be supplying us with 3TGs from sources that support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict.

Appendix A – Validated Smelter List

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus SA	SWITZERLAND	Yes
Gold	Asahi Pretec Corporation	JAPAN	Yes
Gold	Asahi Refining Canada Limited	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Yes
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Company Limited	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Morris and Watson	NEW ZEALAND

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Gold	PAMP SA	SWITZERLAND	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox SA	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes
Gold	SEMPSA Joyería Platería SA	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM

Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Valcambi SA	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	Yes
Tantalum	Duoluoshan	CHINA	Yes
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes
Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes
Tin	Alpha	UNITED STATES	Yes
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Serumpun Sebalai	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Dowa	JAPAN	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes
Tin	EM Vinto	BOLIVIA	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes
Tin	Melt Metais e Ligas S/A	BRAZIL	Yes
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Justindo	INDONESIA	Yes
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes

Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Rui Da Hung	TAIWAN	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	H.C. Starck GmbH	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes

Appendix A – Countries of Origin

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.